Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Hapbee Technologies, Inc.

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 29, 2023, with respect to the audited Consolidated financial statements of Hapbee Technologies, Inc for the year ended December 31, 2022.

Our report contains an explanatory paragraph regarding the company’s ability to continue as a going concern.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

Lagos, Nigeria

September 4, 2023